Sub-Item 77O: Transactions Effected Pursuant To Rule 10f-3

Name of Fund: Goldman Sachs International Small Cap Fund
Name of Underwriter or Dealer Purchased From: Deutsche
Bank AG
Names of Underwriting Syndicate Members: Collins Stewart
LLC; Deutsche Bank AG; Goldman, Sachs & Co.;
Societe Generale; UBS AG
Name of Issuer: AZ Electronic Materials SA
Title of Security: AZ ELECTRONIC MATERIALS S.A.
Date of First Offering: 10/29/2010
Dollar Amount Purchased: 259,912.80
Number of Shares or Par Value of Bonds Purchased:  108,297
Price Per Unit: $2.40
Resolution Approved: Approved at the
February 10, 2011 Board Meeting.*

Name of Fund: Goldman Sachs BRIC Fund
Name of Underwriter or Dealer Purchased From:VTB Capital Plc
Names of Underwriting Syndicate Members: Goldman Sachs
International; VTB Capital Plc
Name of Issuer: OKey Group S.A.
Title of Security: OKEY GROUP S.A.-GDR
Date of First Offering: 11/2/2010
Dollar Amount Purchased:4,290,924
Number of Shares or Par Value of Bonds Purchased: 38,141,031
Price Per Unit: $11.00
Resolution Approved: Approved at the
February 10, 2011 Board Meeting.*

Name of Fund: Goldman Sachs Balanced Fund
Name of Underwriter or Dealer Purchased From: Bank of America Merrill Lynch
Names of Underwriting Syndicate Members: Bank of America
Merrill Lynch; Mitsubishi UFJ Securities USA Inc.;
RBS Securities Corp.; Citigroup Global Markets Inc.;
DNB Nor Markets Inc.; Goldman, Sachs & Co.; JP Morgan
Securities
Name of Issuer: Life Technologies Corp.
Title of Security: LIFE 5 01/15/21
Date of First Offering: 12/9/2010
Dollar Amount Purchased: 174,223
Number of Shares or Par Value of Bonds Purchased: 175,000
Price Per Unit:99.556
Resolution Approved:Approved at the February 10, 2011
Board Meeting.*

Name of Fund:Goldman Sachs Balanced Fund
Name of Underwriter or Dealer Purchased From: UBS
Securities LLC
Names of Underwriting Syndicate Members: Citigroup
Global Markets Inc.; JP Morgan Securities; Merrill
Lynch Pierce Fenner & Smith; UBS Securities LLC;
Wells Fargo Securities LLC; Citigroup Global Markets Inc.;
JP Morgan Securities; Merrill Lynch Pierce Fenner & Smith;
UBS Securities LLC; Wells Fargo Securities LLC; Barclays
Capital; Credit Agricole Securities USA Inc.; Credit
Suisse Securities USA LLC; Deutsche Bank Securities Inc.;
Goldman, Sachs & Co.; Morgan Stanley & Co Inc.;
BNY Mellon Capital Markets LLC; KeyBanc Capital Markets;
Moelis & Co.; PNC Capital Markets; RBS Securities Inc.;
Scotia Capital Inc.; Sun Trust Robinson Humphrey
Name of Issuer: HCP Inc.
Title of Security: HCP5 3/8 02/21-20
Date of First Offering: 1/19/2011
Dollar Amount Purchased:124,349
Number of Shares or Par Value of Bonds Purchased: 125,000
Price Per Unit: 99.479
Resolution Approved: Approved at the
June 16, 2011 Board Meeting.**

Name of Fund: Goldman Sachs Balanced Fund
Name of Underwriter or Dealer Purchased From:
Morgan Stanley
Names of Underwriting Syndicate Members: Barclays
Capital; Credit Suisse Securities USA LLC; Morgan
Stanley & Co Inc.; RBS Securities Inc.; UBS Securities
LLC; BBVA Securities Inc.; Citigroup Global Markets
Inc.; Credit Agricole Securities USA Inc.; Deutsche Bank
Securities Inc.; Goldman, Sachs & Co.; HSBC Securities;
JP Morgan Securities; Merrill Lynch Pierce Fenner & Smith;
Mitsubishi UFJ Securities USA Inc.; Mizuho Securities
USA Inc.;
Santander Investment Securities Inc. US Bancorp
Investments Inc.
Name of Issuer: DirecTV Holdings
Title of Security: DTV3 1/2 03/01/16
Date of First Offering: 3/7/2011
Dollar Amount Purchased: 124,764
Number of Shares or Par Value of Bonds Purchased: 125,000
Price Per Unit: 99.811
Resolution Approved: Approved at the
June 16, 2011 Board Meeting.**

Name of Fund: Goldman Sachs Balanced Fund
Name of Underwriter or Dealer Purchased
From: Barclays Capital
Names of Underwriting Syndicate Members:
Bank of America Merrill Lynch; Barclays Capital;
Credit Suisse; Goldman, Sachs & Co.; Morgan Stanley;
Deutsche Bank Securities Inc.; HSBC Securities; RBC
Capital Markets; UBS Securities LLC
Name of Issuer: Intelsat Jackson Hldg.
Title of Security: INTEL 7 1/4 19-17
Date of First Offering: 3/22/2011
Dollar Amount Purchased: 122,000
Number of Shares or Par Value of Bonds Purchased: 122,000
Price Per Unit: 100.000
Resolution Approved: Approved at the
June 16, 2011 Board Meeting.**

Name of Fund: Goldman Sachs Balanced Fund
Name of Underwriter or Dealer Purchased
From: Morgan Stanley
Names of Underwriting Syndicate Members: Goldman,
Sachs & Co., JP Morgan; Morgan Stanley;
Wells Fargo & Co.
Name of Issuer: Nationwide Financial Services
Title of Security: NATMUT5 3/8 03/21
Date of First Offering: 3/22/2011
Dollar Amount Purchased: 124,275
Number of Shares or Par Value of Bonds Purchased: 125,000
Price Per Unit: 99.420
Resolution Approved: Approved at the
June 16, 2011 Board Meeting.**

Name of Fund: Goldman Sachs Balanced Fund
Name of Underwriter or Dealer Purchased From:
Wells Fargo Securities LLC
Names of Underwriting Syndicate Members:
Citigroup Global Markets Inc.; JP Morgan Securities;
Wells Fargo Securities LLC; Barclays Capital; BMO
Capital Markets Corp.; BNY Mellon Capital Markets LLC; Comerica Securities; Commerz Markets LLC; Deutsche Bank Securities Inc.; Goldman, Sachs & Co.; Janney Montgomery Scott; Morgan Keegan & Co.; PNC Capital Markets; RBC Capital Markets; RBS Securities Inc.; Santander Investment Securities Inc.; SunTrust Robinson Humphrey Inc.; TD Securities
USA LLC; UBS Securities LLC
Name of Issuer: Brandywine Operating Partners
Title of Security: BDN4.95 04/15/18
Date of First Offering: 3/30/2011
Dollar Amount Purchased: 98,907
Number of Shares or Par Value of Bonds Purchased: 100,000
Price Per Unit: 98.907


Resolution Approved: Approved at the June 16, 2011
Board Meeting.**

*	Resolution adopted at the Meeting of the
Board of Trustees on February 10, 2011:
RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management,
L.P. (GSAM) to the Trustees, all purchases made during the calendar quarter ended December 31, 2010 by the Trust on behalf of its Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co.
or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment
Company Act of 1940, as amended.

**	Resolution adopted at the Meeting of the
Board of Trustees on June 16, 2011:

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P.
(GSAM) to the Trustees all purchases made during the calendar quarter